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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the use of our reports (and all references to our Firm) included in or made part of this second amendment to the registration statement.

                                        /s/ Arthur Andersen LLP

Orange County, California
January 14, 2000